CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Rexall Sundown, Inc. on Post Effective Amendment No. 2 to Form S-8 (Registration Statement No. 33-66282) of our report dated October 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Rexall Sundown, Inc. as of August 31, 1997, appearing in the Form 10-K of Rexall Sundown, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.


/s/ Coopers & Lybrand LLP

Coopers & Lybrand LLP

Fort Lauderdale, Florida
April 30, 1998